                                                                 EXHIBIT h(5)(c)

                             AIM ADVISOR FUNDS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION



         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of May 10, 2000, is entered into by and between AIM Advisor Funds, Inc., a Maryland corporation (the "Company"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and AIM Advisor Funds, a Delaware business trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement.

                                   BACKGROUND


              The Company is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Company currently publicly offers shares of common stock representing interests in three separate series portfolios. Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

              The Board of Directors of the Company has designated multiple classes of common stock that represent interests in each Current Fund. Each of these classes is listed on Schedule B and is referred to in this Agreement as a "Current Fund Class."

              The Company desires to change its form and place of organization by reorganizing as the Trust. In anticipation of such reorganization (the "Reorganization"), the Board of Trustees of the Trust has established three series portfolios corresponding to the Current Funds (each a "New Fund"), and has designated multiple classes of shares of beneficial interest in each New Fund corresponding to the Current Fund Classes (each a "New Fund Class"). Schedule A lists the New Funds and Schedule B lists the New Fund Classes.

              The Reorganization will occur through the transfer of all of the assets of each Current Fund to the corresponding New Fund. In consideration of its receipt of these assets, each New Fund will assume all of the liabilities of the corresponding Current Fund, and will issue to the Current Fund shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by the Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). The Current Fund will then distribute the New Fund Shares it has received to its shareholders.

              The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by the Company, on its own behalf and on behalf of the Current Funds, and by the Trust, on its own behalf and on behalf of the New Funds, as a Plan of Reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

              NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS.


Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background to this Agreement. In addition, the following terms shall have the following meanings:

         1.1 "Assets" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.


         1.2 "Closing" shall mean the consummation of the transfer of assets, assumption of liabilities and issuance of shares described in Sections 2.1 and
2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

         1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.


         1.4 "Current Fund" shall mean each of the Company's three series portfolios.


         1.5 "Current Fund Class" shall mean each class of common stock of the Company representing an interest in a Current Fund.


         1.6 "Current Fund Shares" shall mean the shares of the Current Funds outstanding immediately prior to the Reorganization.


         1.7 "Effective Time" shall have the meaning set forth in Section 3.1.


         1.8 "Liabilities" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.



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

         1.9 "New Fund" shall mean each of the series portfolios of the Trust, one of which shall correspond to one of the Current Funds as shown on Schedule A.


         1.10 "New Fund Class" shall mean each class representing an interest in a New Fund, one of which shall correspond to one of the Current Fund Classes as shown on Schedule B.


         1.11 "New Fund Shares" shall mean those shares of beneficial interest in a New Fund, issued to a Current Fund in consideration of the New Fund's receipt of the Current Fund's Assets.


         1.12 "Registration Statement" shall have the meaning set forth in
Section 5.4.


         1.13 "RIC" shall mean a regulated investment company under Subchapter M of the Code.


         1.14 "SEC" shall mean the Securities and Exchange Commission.


         1.15 "Shareholder(s)" shall mean a Current Fund's shareholder(s) of record, determined as of the Effective Time.


         1.16 "Shareholders' Meeting" shall have the meaning set forth in
Section 5.1.


         1.17 "Transfer Agent" shall have the meaning set forth in Section 2.2


         1.18 "1940 Act" shall mean the Investment Company Act of 1940, as amended.


2.       PLAN OF REORGANIZATION.

         2.1 The Company agrees, on behalf of each Current Fund, to assign, sell convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Trust, on behalf of the each New Fund agrees in exchange therefor:


              (a) to issue and deliver to the Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares for each New Fund Class designated in

Schedule B equal to the number of full and fractional Current Fund Shares for each corresponding Current Fund Class designated in Schedule B; and

              (b) to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

         2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to paragraph 5.2 shall be redeemed by each New Fund for $1.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to paragraph 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares. Such distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, shall simultaneously be canceled on each Current Fund's share transfer books. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

         2.3 As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 2.2, the Company shall dissolve its existence as corporation under Maryland law.

         2.4 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

         2.5 Any reporting responsibility of the Company or each Current Fund to a public authority is, and shall remain its responsibility up to and including the date on which it is terminated.

3.       CLOSING.

         3.1 The Closing shall occur at the principal office of the Company on September 11, 2000, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Company's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

         3.2 The Company or its fund accounting agent shall deliver to the Trust at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Company shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

         3.3 The Company shall deliver to the Trust at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund Shares of the Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by the Company's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to the Company evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Company that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

         3.4 The Company and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.       REPRESENTATIONS AND WARRANTIES.

         4.1 The Company represents and warrants on its own behalf and on behalf of each Current Fund as follows:

              (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Charter is on file with the Maryland Department of Assessments and Taxation;

              (b) The Company is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

              (c) Each Current Fund is a duly established and designated series of the Company;

              (d) At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;



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

              (e) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

              (f) Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such year;

              (g) There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of the Company's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Company does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Company is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

              (h) The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

              (i) The Company is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

              (j) As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as an open-end diversified management investment company operating under the 1940 Act;

              (k) At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Company's shareholders; and

              (l) Throughout the five-year period ending on the date of the Closing, each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

              (m) The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject.



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

         4.2 The Trust represents and warrants on its own behalf, and on behalf of each New Fund, as follows:

              (a) The Trust is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

              (b) At the Effective Time, the Trust will succeed to the Company's registration statement filed under the 1940 Act with the SEC and thus will become duly registered as an open-end management investment company under the 1940 Act;

              (c) At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

              (d) No New Fund has commenced operations and nor will it commence operations until after the Closing;

              (e) Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Trust on behalf of any New Fund, except as provided in paragraph 5.2;

              (f) No consideration other than New Fund Shares (and the New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

              (g) The New Fund Shares to be issued and delivered to the corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and non-assessable;

              (h) Each New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

              (i) The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under
Section 22(e) of the 1940 Act;

              (j) Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no New Fund has any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its



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

business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets;

              (k) There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and

         4.3 Each of the Company and the Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows:

              (a) The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be approximately equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefor;

              (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

              (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

              (d) There is no intercompany indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount; and

              (e) Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets.

5.       COVENANTS

         5.1 As soon as practicable after the date of this Agreement, the Company shall call a meeting of its Shareholders (the "Shareholders Meeting") to consider and act on this Agreement. The Board of Directors of the Company shall recommend that Shareholders approve this Agreement and the transactions contemplated by this Agreement. Approval by Shareholders of this Agreement will authorize the Company, and the Company hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.



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

         5.2 The Trust's trustees shall authorize the issuance of, and each New Fund shall issue, prior to the Closing, one New Fund Share in each New Fund Class of each New Fund to the Company in consideration of the payment of $1.00 per share for the purpose of enabling the Company to elect the Company's directors as the Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Trust's trustees or shareholders), to ratify the selection of the Trust's independent accountants, and to vote on the matters referred to in Section 5.3;

         5.3 Immediately prior to the Closing, the Trust (on its own behalf of and with respect to each New Fund or each New Fund Class, as appropriate) shall enter into a Master Investment Advisory Agreement, one or more Master Sub-Advisory Agreements, a Master Administrative Services Agreement, Master Distribution Agreements, a Custodian Agreement and a Transfer Agency and Servicing Agreement; shall adopt plans of distribution pursuant to Rule 12b-1 of the 1940 Act, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by the Company as the sole shareholder of each New Fund.

         5.4 The Company or the Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"), (i) which contain such amendments to such Registration Statement as are determined by the Company to be necessary and appropriate to effect the Reorganization and (ii) pursuant to which the Trust adopts such Registration Statement, as so amended, as its own, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing.

6.       CONDITIONS PRECEDENT.

         The obligations of the Company, on its own behalf and on behalf of each Current Fund, and the Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

         6.1 The Shareholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

         6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Company or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Company or the Trust may for itself waive any of such conditions;

         6.3 Each of the Company and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters of representation that the Company and the Trust shall use their best efforts to deliver to such counsel) and the certificates delivered pursuant to Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

              (a) The Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code, and each Current Fund and each New Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

              (b) No gain or loss will be recognized to a Current Fund on the transfer of the Assets to the corresponding New Fund in exchange solely for New Fund Shares and the New Fund's assumption of the Liabilities or on the subsequent distribution of New Fund Shares to the Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

              (c) No gain or loss will be recognized to a New Fund on its receipt of the Assets in exchange for New Fund Shares and its assumption of the Liabilities;

              (d) Each New Fund's basis for the Assets will be the same as the basis thereof in the corresponding Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for the Assets will include the Current Fund's holding period therefor;

              (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

              (f) A Shareholder's basis for the New Fund Shares of each New Fund to be received in the Reorganization will be the same as the basis for the Current Fund Shares of the corresponding Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for the Current Fund Shares constructively surrendered, provided that the New Fund Shares are held as capital assets by the Shareholder at the Effective Time.

         6.4 No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

         At any time prior to the Closing, any of the foregoing conditions (except those set forth in Section 6.1) may be waived by the directors/trustees of either the Company or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's shareholders.

7.       EXPENSES.

         Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8.       ENTIRE AGREEMENT.

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9.       AMENDMENT.

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval by the Company's Shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

10.      TERMINATION.

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Company's Shareholders:

         10.1 By either the Company or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before September 11, 2000; or

         10.2     By the parties' mutual agreement.

         Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either the Company or the Trust or any Current Fund or corresponding New Fund, to the other.

11.      MISCELLANEOUS.

         11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         11.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by authorized officers of the Trust acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of the Trust personally, but shall bind only the assets and property of the New Funds, as provided in the Trust's Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.


Attest:                             AIM ADVISOR FUNDS, INC.,
                                         on behalf of each of its series
                                         listed in Schedule A to this
                                         Agreement

/s/ OFELIA M. MAYO                  By:    /s/ ROBERT H. GRAHAM
--------------------------------       -------------------------------------
                                    Title: President
                                          ----------------------------------

                                    AIM ADVISOR FUNDS,
Attest:                                  on behalf of each of its series
                                         listed in Schedule A to this
                                         Agreement

/s/ OFELIA M. MAYO                  By:    /s/ ROBERT H. GRAHAM
--------------------------------       -------------------------------------
                                    Title: President
                                          ----------------------------------

                                   SCHEDULE A



SERIES OF AIM ADVISOR FUNDS, INC.            CORRESPONDING SERIES OF AIM
     (EACH A "CURRENT FUND")                        ADVISOR FUNDS
                                                  (EACH A "NEW FUND")
AIM Advisor Flex Fund                       AIM Advisor Flex Fund
AIM Advisor International Value Fund        AIM Advisor International Value Fund
AIM Advisor Real Estate Fund                AIM Advisor Real Estate Fund

                                   SCHEDULE B


                                        CORRESPONDING CLASSES OF
                                        ------------------------
 CLASSES OF EACH CURRENT FUND           EACH NEW FUND
 ----------------------------           -------------
AIM Advisor Flex Fund                   AIM Advisor Flex Fund
     Class A Shares                          Class A Shares
     Class B Shares                          Class B Shares
     Class C Shares                          Class C Shares
AIM Advisor International Value Fund    AIM Advisor International Value Fund
     Class A Shares                          Class A Shares
     Class B Shares                          Class B Shares
     Class C Shares                          Class C Shares
AIM Advisor Real Estate Fund            AIM Advisor Real Estate Fund
     Class A Shares                          Class A Shares
     Class B Shares                          Class B Shares
     Class C Shares                          Class C Shares